EX – 10.1

PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 29th day of March, 2004, by and between DDi Corp. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 1220 Simon Circle, Anaheim, California 92806, and each of the purchasers whose names and addresses are set forth on the signature page hereof (individually, a “Purchaser” and collectively, the “Purchasers”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:

SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 147,679 shares (the “Series B-1 Shares”) of Series B-1 convertible preferred stock, $0.001 par value per share (the “Series B-1 Convertible Preferred Stock”) of the Company and up to 1,139,238 shares (the “Series B-2 Shares,” together with the Series B-1 Shares, the “Shares”) of Series B-2 convertible preferred stock (the “Series B-2 Convertible Preferred Stock,” together with the Series B-1 Convertible Preferred Stock, the “Convertible Preferred Stock”). The Convertible Preferred Stock is convertible into the underlying common stock, $0.001 par value per share (the “Common Stock”), of the Company and specific terms of the Convertible Preferred Stock will be set forth in a Certificate of Designation for such stock, to be filed March 30, 2004 (the “Certificate of Designation”) attached as Exhibit A hereto.

SECTION 2. Agreement to Sell and Purchase the Shares. Subject to the satisfaction (or waiver) of the conditions to the Closing (as defined in Section 3) set forth in Sections 8 and 9 at the Closing, the Company will issue and sell to the Purchasers, and each Purchaser, severally and not jointly, will buy from the Company, upon the terms and conditions hereinafter set forth, the number and series of Shares (at the purchase price) set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto as Appendix I. It shall be a condition to the consummation of the Closing that at least $60 million of the aggregate purchase price set forth on such Schedule of Purchasers be invested by the Purchasers on the Closing Date.

SECTION 3. Delivery of the Shares at the Closing. The date and time of the closing (the “Closing”) shall be 10:00 a.m., New York time, on March 29, 2004 (the “Closing Date”), subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 8 and 9 (or such later date as is mutually agreed to by the Company and the Purchasers). The Closing shall occur on the Closing Date at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 or at such other time, date and place as the Company and the Purchasers acquiring in the aggregate a majority of the Shares to be sold hereunder may designate in writing.

At the Closing, the Company shall deliver to each Purchaser one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Stock Certificate Questionnaire attached hereto as Appendix II, in such nominee name(s) as designated by such

Purchaser, representing the number of Shares set forth on the Schedule of Purchasers and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the stock certificates are to be registered are set forth in the completed Stock Certificate Questionnaire for each Purchaser attached hereto as Appendix II.

SECTION 4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

4.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated in this Agreement. Each of the Company’s subsidiaries (as defined in Rule 405 under the Securities Act) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full corporate, limited liability or other power and authority to conduct its business as presently conducted and as proposed to be conducted by it. The Company and each of its subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, results of operations, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company owns 100% of the outstanding equity securities of each of its subsidiaries and no other Person has any right to acquire any equity securities of any subsidiary of the Company, except for shares of preferred stock of DDi Europe Limited issuable to holders of the Company’s Series A Preferred Stock upon conversion or exchange of the Company’s Series A Preferred Stock. The Company’s only “significant subsidiaries,” as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the “Commission”), are set forth on Schedule 4.1. Except for such significant subsidiaries, and other subsidiaries which are either inactive or which do not otherwise constitute significant subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association, limited liability company or other entity.

4.2 Authorization. The Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder including the issuance of the Shares. This Agreement is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

4.3 Valid Issuance of Preferred Stock. When issued to and paid for by the Purchasers in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable free and clear of all liens, pledges, restrictions and encumbrances, and the issuance of the Shares will not be subject to any preemptive or similar rights. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion or redemption of the Shares, the full number of shares of Common Stock issuable upon the conversion or redemption of all Shares from time to time outstanding, and as of the Closing Date, the Company shall have reserved for issuance 150% of the shares of Common Stock that are issuable upon conversion or redemption of the Shares on the Closing Date. The shares of Common Stock that may be issued to the Purchasers as a dividend on the Shares or upon redemption or conversion of the Shares have been duly authorized, and upon such issuance will be validly issued, fully paid and nonassessable, free and clear of all liens, pledges, restrictions and encumbrances, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights. Other than as disclosed on Schedule 4.3, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by it pursuant to Section 10 (the “Registration Statement”)) to require the Company to register the sale of any securities owned by such securityholder under the Securities Act in the Registration Statement. Except as contemplated by the Approval (as defined in the Certificate of Designation), no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the consummation of the transactions contemplated hereby, including the issuance and sale of the Shares to be sold by the Company as contemplated herein and any shares of Common Stock that may be issued to the Purchasers as a dividend on the Shares or upon redemption or conversion of the Shares (such shares of Common Stock are collectively referred to herein as the “Conversion Shares”).

4.4 Capitalization. As of the date of this Agreement, the authorized and outstanding capitalization of the Company consists of (i) a total of 5,000,000 authorized shares of preferred stock, $0.001 par value per share, of which 1,000,000 are designated as Series A Preferred Stock, and 1,000,000 of which were issued and outstanding as of the close of business on March 25, 2004, all of which are Series A Preferred Stock and (ii) a total of 75,000,000 authorized shares of Common Stock, $0.001 par value per share, of which 25,999,926 shares were issued and outstanding as of the close of business on March 25, 2004, which includes 1,250,000 that are restricted and subject to forfeiture under certain circumstances under the Company’s 2003 Management Equity Incentive Plan (the “Plan”). All of such outstanding shares are validly issued, fully paid and nonassessable, and have been issued in compliance with the applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. In addition to the foregoing, as of March 25, 2004, (i) options to purchase a total of up to 2,418,758 shares of Common Stock were outstanding under the Plan, (ii) the Company is authorized to grant options to purchase up to 2,521,362 additional shares of Common Stock pursuant to the Plan, (iii) warrants to purchase up to a total of 3,228,364 shares of Common Stock (after giving effect to the transactions contemplated hereby) were outstanding pursuant to a Secured Lender Warrant Agreement, dated as of December 12, 2003, subject to increase pursuant to anti-dilution protection provisions in the Secured Lender Warrant Agreement, and (iv) warrants to purchase up to a total of 807,090 shares of Common Stock (after giving effect to the transactions contemplated hereby) were outstanding pursuant to a Senior Discount Warrant Agreement, dated as of December 12, 2003, subject to increase pursuant to the anti-dilution protection provisions in that agreement. All shares of Common Stock issuable upon exercise of such options and warrants, upon issuance in accordance with the terms thereof, will be validly issued, fully paid and nonassessable and, assuming compliance by the holders thereof with their respective obligations under the constituent agreements and instruments relating to such securities, will be issued in compliance with applicable federal and state securities laws. In addition, the Company is authorized to issue up to 600,000 shares of Common Stock pursuant to stock options to be granted to non-employee directors of the Company pursuant to the Company’s 2003 Directors Equity Incentive Plan. Except as set forth in this Section 4.4, there are no other outstanding options, warrants or similar agreements or rights for the purchase from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock, whether or not having anti-dilution rights. Without limiting the foregoing, except as described in Schedule 4.4, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the issuance and sale of the Shares or the Conversion Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Convertible Preferred Stock or Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

4.5 Defaults. Neither the issuance and sale of the Shares hereunder nor execution and delivery of this Agreement and the performance of the Company’s other obligations hereunder will (A) violate or conflict with, result in a breach of or constitute a default (or an event that, with notice or lapse of time, would constitute a default) under (i) the certificate of incorporation or bylaws of the Company; (ii) any decree, judgment, order or determination of any court, governmental agency or body, or any arbitrator having jurisdiction over the Company or any of the Company’s assets; (iii) any law, rule or regulation applicable to the Company or its subsidiaries; or (iv) any contract, agreement, mortgage, indebtedness, indenture, or instrument by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, except in the case of (iv) above where such violations, conflicts, breaches or defaults could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where any of the foregoing could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Neither the sale of the Shares hereunder nor the performance of the Company’s other obligations under this Agreement will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization, right or approval applicable to the Company or any of its subsidiaries, its businesses or operations or any of its assets or properties. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of this Agreement and the valid issuance and sale of the Shares to be sold pursuant to this Agreement, other than such as have been made or obtained, and except for the filing of a Form D with the Commission (as defined below). Based in part on the representations made by each of the Purchasers in this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

4.6 General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

4.7 Exchange Act Filings. The Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003, all Current Reports on Form 8-K filed or furnished by the Company after December 31, 2002, (collectively, the “Disclosure Documents”), as of the respective dates thereof, do not contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Disclosure Documents were timely filed and have been prepared in compliance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in all material respects. The Company has timely made all filings required under the Exchange Act during the twelve months preceding the date of this Agreement. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder promulgated by the Commission and the applicable rules and regulations of the NNM (as defined below).

4.8 Financial Statements. Except to the extent they have been updated or superseded by the financial statements included in subsequently filed Disclosure Documents, the consolidated financial statements of the Company included in each of the Disclosure Documents, including the schedules and notes thereto, comply in all material respects with all applicable accounting requirements and the requirements of the Exchange Act (as applicable) and all rules and regulations promulgated thereunder, fairly present, the financial condition and results of operations and cash flows of the Company and its subsidiaries at the respective dates and for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout such periods; provided, however, that unaudited financial statements contained in the Disclosure Documents have been prepared by the Company pursuant to the rules and regulations of the Commission, and certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such regulations. The other financial information contained in the Disclosure Documents has been prepared on a basis consistent with the financial statements of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

4.9 No Material Change. Except as described in Schedule 4.9, since September 30, 2003, there has not been (a) any change in the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (b) any event affecting the Company, (c) any obligation or liability, direct or contingent, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, (d) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which could, in each of the above cases, whether individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (f) any change in the Company’s method of accounting.

4.10 Offering. Subject in part to the truth and accuracy of each Purchaser’s representations set forth in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of a Form D with the Commission.

4.11 Intellectual Property. The Company and its subsidiaries own or possess, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others and, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding its intellectual property rights; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

4.12 Contracts. Neither the Company nor any of its subsidiaries is in violation or default of (a) any instrument, judgment, order, writ, decree or contract or in the performance of any bond, debenture, note or other evidence of indebtedness to which it is a party or by which it is bound, nor is the Company or any of its subsidiaries in violation of any provision of any federal or state statute, rule or regulation or any law, ordinance or order of any court or governmental agency or authority applicable to the Company or its subsidiaries, which violations could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (b) of any provision of its certificate of incorporation or bylaws or other charter document, as amended. The contracts, agreements, mortgages, indebtedness, indentures and instruments that are material to the Company are in full force and effect on the date hereof, and neither the Company, any of its subsidiaries, nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which could reasonably be expected to result in a Material Adverse Effect.

4.13 Exchange Act Registration. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company’s Common Stock is listed on the Nasdaq National Market (the “NNM”), the Company currently is in compliance with the rules and regulations of the NMM, and the Company has not received any notice that the Common Stock is being considered by the NNM for delisting or suspension. The Company has filed an application to secure designation and quotation of all of the Conversion Shares on the NNM.

4.14 Taxes. The Company and all its subsidiaries have filed all necessary federal, state and foreign tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any of its subsidiaries.

4.15 Legal Proceedings. Except as described in Schedule 4.15, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) could adversely affect or challenges the legality, validity or enforceability of any of this Agreement or the issuance of the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as described in Schedule 4.15, neither the Company, its subsidiaries, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any of its subsidiaries or any current or former director or officer of the Company or any of its subsidiaries. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

4.16 Governmental Permits, Etc. The Company and its subsidiaries have all necessary franchises, licenses, certificates and other authorizations (collectively, “Permits”) from any foreign, federal, state or local government or governmental agency, department, or body that currently are necessary for the operation of the business of the Company and its subsidiaries as currently conducted. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Permit.

4.17 Disclosure. The Company understands and confirms that the Purchasers have and will rely on the representations and warranties in this Agreement in purchasing the Shares. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct and does not contain as of such date any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.18 No Manipulation of Stock. The Company has not taken and will not take any action in violation of applicable law designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

4.19 Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.20 Accountants. PriceWaterhouseCoopers LLP, who (i) the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and (ii) expressed their opinion with respect to the other financial statements to be included or incorporated in the Registration Statement and the prospectus included therein, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

4.21 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers hereunder on the Closing Date, will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.22 Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for such increases in cost or decreases in coverage as are likely to be experienced by similarly situated companies.

4.23 Transactions with Affiliates and Employees. Except as described in the Disclosure Documents, none of the officers or directors of the Company or any of its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company or any of its subsidiaries and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

4.24 Internal Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company and its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the Form 10-Q for the quarter ended September 30, 2003 (such date, the “Evaluation Date”). The Company presented in its Form 10-Q for the quarter ended September 30, 2003 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal control over financial reporting.

4.25 Certain Fees. Other than a fee to be paid by the Company to Houlihan Lokey Howard & Zukin (the “Placement Agent”) at the Closing, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. To the knowledge of the Company, the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement.

4.26 Registration Rights. Except as described in Schedule 4.26 and except pursuant to the terms hereof, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

4.27 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the NNM.

4.28 Employee Relations. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union which relates to such employee’s relationship with the Company, neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer, to the best knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.

4.29 Material Non-Public Information. Except as set forth in Schedule 4.29, the Company has not provided and will not provide any of the Purchasers or their counsel with any material non-public information regarding the Company or its securities. Upon the performance by the Company of its obligations set forth in Section 7.5 at the times set forth therein, the Purchasers will not be in possession of any such material non-public information.

4.30 Properties. Except as described in Schedule 4.30, the Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned by them in the financial statements included in or incorporated by reference into the Disclosure Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (a) those, if any, reflected in such financial statements or (b) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company or any of its subsidiaries. The Company and its subsidiaries hold their leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to their respective businesses. Except as disclosed in the Disclosure Documents, the Company and its subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

4.31 Solvency. Based on the financial condition of the Company and its subsidiaries on a consolidated basis as of the Closing Date (and assuming that the Closing shall have occurred), (a) the fair saleable value of the assets of the Company and its subsidiaries on a consolidated basis exceeds the amount that will be required to be paid on or in respect of, the existing debts and other liabilities (including known contingent liabilities) of the Company and its subsidiaries on a consolidated basis as they mature, (b) the assets of the Company and its subsidiaries on a consolidated basis, together with such additional capital as the Company believes is reasonably available to the Company and its subsidiaries, do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and its subsidiaries, and (c) the current cash flow, together with the proceeds of the Company and its subsidiaries on a consolidated basis would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. Neither the Company nor any of its subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

4.32 Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover provision under the Company’s Certificate of Incorporation or the laws of Delaware or any agreement to which the Company is a party that is or could become applicable to the Purchasers as a result of their and the Company’s fulfillment of their respective obligations or the exercise of their respective rights under this Agreement, including without limitation the Company’s issuance of the Shares and the Conversion Shares.

4.33 Certain Registration Matters. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under this Agreement or for the issuance of shares of Common Stock to the Purchasers as payment of a dividend on the Shares or upon redemption or conversion of the Shares. On March 30, 2004 (after filing its Annual Report on Form 10-K for the year ended December 31, 2003), the Company will become eligible to register the resale by the Purchasers of the Conversion Shares under Form S-3 promulgated under the Securities Act.

4.34 Compliance. Each of the Company and its subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance could reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries (i) are in compliance with any and all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

4.35 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares. Neither the Company nor any person acting on its behalf has in the past or will hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would subject the offer, issuance or sale of the Shares, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.

4.36 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably expected to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

4.37 Acknowledgment Regarding Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with this Agreement and the Certificate of Designation and the transactions contemplated hereby and thereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Certificate of Designation and the transactions contemplated hereby and thereby, and that any advice given by any of the Purchasers or any of their respective representatives or agents in connection with this Agreement and the Certificate of Designation and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

4.38 Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Shares contemplated by this Agreement and as disclosed on Schedule 4.29, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

4.39 Acknowledgement of Dilution; Hedging. The Company acknowledges that that the issuance of the Conversion Shares, as contemplated hereby and by the provisions of the Certificate of Designation, could result in material dilution of the equity interests in the Company held as of the date hereof by the Company’s existing stockholders. The Company further acknowledges that (i) one or more Purchasers may engage in hedging activities at various times during the period that the Shares are outstanding, including, without limitation, during the periods that the value of the Common Stock deliverable with respect to the Shares is being determined, and (ii) such hedging activities (if any) could reduce the value of such existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.

SECTION 5. Representations, Warranties and Covenants of the Purchasers. Each Purchaser, severally and not jointly, represent and warrant to, and covenant with, the Company that:

5.1 Such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares.

5.2 Such Purchaser is acquiring the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act (this representation and warranty not (i) limiting such Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the rules and regulations promulgated thereunder, (ii) providing any covenant as to the period of time in which such Purchaser will hold any securities of the Company, or (iii) other than with respect to any claims arising out of a breach of this representation and warranty, limiting such Purchaser’s right to indemnification under Section 11).

5.3 Such Purchaser covenants with the Company that such Purchaser’s trading and distribution activities with respect to the Company’s securities will be in compliance with Regulation M promulgated under the Securities Act. Such Purchaser agrees that the removal of the restrictive legend from certificates representing Conversion Shares as set forth in Section 7 is predicated upon the Company’s reliance that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

5.4 Such Purchaser has, in connection with its decision to purchase the number of Shares set forth in the Schedule of Purchasers, has had an opportunity to discuss this investment with representatives of the Company and ask questions of them.

5.5 Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act;

5.6 Such Purchaser will complete or cause to be completed the Registration Statement Questionnaire attached hereto as part of Appendix II, for use in preparation of the Registration Statement, and represents and warrants that the answers thereto will be true and correct as of the effective date of the Registration Statement and such Purchaser will notify the Company promptly of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Shares or Conversion Shares or until the Company is no longer required to keep the Registration Statement effective.

5.7 Such Purchaser understands that, except as provided in Section 10 hereof, (a) the Shares and the Conversion Shares have not been and are not being registered under the Securities Act and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) such Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Shares or Conversion Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) such Purchaser provides the Company with reasonable assurance that the Shares or Conversion Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (“Rule 144”). Notwithstanding the foregoing, (x) the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any legal opinion, any transfer of Shares or Conversion Shares by a Purchaser to an affiliate of such Purchaser, provided that such affiliate agrees to be bound by all of the applicable provisions of this Agreement and certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act; provided further that, solely with respect to Deutsche Bank, AG London Branch and solely for purposes of this Section 5.5, “affiliate” shall include QVT Financial LP and any affiliates of QVT Financial LP, including without any limitation any accounts or entities managed, advised or controlled by QVT Financial LP, regardless of its relationship, if any, with Deutsche Bank, AG London Branch, and (y) the Shares or the Conversion Shares may be pledged in connection with a bona fide margin account in accordance with Section 5.9. Such Purchaser understands that, until such time as the Shares or the Conversion Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold or a Registration Statement has been declared effective with respect to the Conversion Shares, the Shares and the Conversion Shares will bear a restrictive legend in substantially the following form:

“The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The shares may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the states and other jurisdictions, and in the case of a transaction exempt from registration, unless the Company has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws. Notwithstanding the foregoing, the shares may be pledged in connection with a bona fide margin account.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares or Conversion Shares upon which it is stamped, (i) such Shares or Conversion Shares are registered for resale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares or

Conversion Shares may be made without registration under the Securities Act, (iii) such holder provides the Company with reasonable assurances that the Shares or Conversion Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold or (iv) such holder provides the Company with reasonable assurances that the Shares or Conversion Shares have been or are being sold pursuant to Rule 144.

5.8 Such Purchaser further represents and warrants that after consummation of the transactions contemplated hereby and by the Certificate of Designation, such Purchaser, its subsidiaries and affiliates, will not own, immediately upon giving effect to the transactions contemplated by this Agreement, individually or in the aggregate, more than 19.9% of the equity securities (or securities convertible into or exchangeable for common stock) of the Company.

5.9 The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares and Conversion Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of such securities may reasonably request in connection with a pledge or transfer of such securities, including, if such securities are subject to registration pursuant to Section 10, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefore.

SECTION 7. Covenants of the Company. The Company hereby covenants with each Purchaser that:

7.1 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for the repayment of indebtedness (as specified and in the amounts indicated on Schedule 7.1) outstanding as of the Closing Date.

7.2 The Company shall not, until such time as the Registration Statement is declared effective by the Commission, issue any equity securities (or securities convertible into or exchangeable for equity securities) other than:

(a) the issuance of shares of Common Stock or options therefor to employees or directors of the Company directly or pursuant to a stock option or other equity based compensation plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose;

(b) the issuance of shares of Common Stock pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof or, issued pursuant to this Agreement; or

(c) the issuance of shares of Common Stock upon conversion of, or as payment of any dividend or redemption payment on the Convertible Preferred Stock.

7.3 Participation in Future Equity Offerings.

(a) Subject to the limitations in paragraph (d) of this Section 7.3 and, with respect to Purchasers holding Series B-2 Convertible Preferred Stock, further subject to the provisions of Section 18 of the Certificate of Designation, the Company hereby grants to each Purchaser, a right of first offer with respect to future sales by the Company of New Securities (as defined below), for a period of twelve (12) months from the Closing Date.

(b) Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the “New Securities”), the Company shall first make an offering of such New Securities to each Purchaser in accordance with the following provisions:

(i) The Company shall notify the Purchasers in writing (the “Section 7.3 Notification”) that it intends to deliver a notice to the Purchasers of the type contemplated by this Section 7.3(b) (the “Notice”). The Section 7.3 Notification shall not include any material non-public information concerning the Company. Promptly following receipt of the Section 7.3 Notification, each Purchaser shall promptly advise the Company whether it (A) declines to receive the Notice, (B) agrees to receive the Notice, or (C) directs the Company to deliver the Notice to a specified person who will receive the Notice on behalf of such Purchaser. If a Purchaser does not respond to the Section 7.3 Notification within three business days, it shall be deemed to have agreed to receive the Notice.

(ii) The Notice shall state (A) the Company’s bona fide intention to offer such New Securities, (B) the number of such New Securities to be offered, and (C) the price and terms upon which it proposes to offer such New Securities; provided that the Company acknowledges that no such notice shall include any information that is not required by this subsection (b)(ii).

(iii) By written notification received by the Company, within five (5) business days after receipt its of the Notice, each Purchaser who elected to receive (or who is deemed to have elected to receive)

the Notice or to have the Notice delivered to a third party, as provided in Section 7.3(b)(i), may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such New Securities that equals the proportion that the number of shares of Convertible Preferred Stock issued and held by such Purchaser bears to the total number of shares of Convertible Preferred Stock of the Company then outstanding.

(iv) If all New Securities that the Purchasers are entitled to obtain pursuant to paragraph (ii) above are not elected to be obtained as provided therein, the Company may, during the thirty (30) calendar day period following the expiration of the period provided in paragraph (ii) above, offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Purchasers in accordance herewith.

(c) The right of first offer in this Section 7.3 shall not be applicable to:

(i) the issuance of shares of securities pursuant to a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof);

(ii) the issuance of shares of Common Stock or options therefor to employees or directors of the Company or any of its direct or indirect subsidiaries directly or pursuant to a stock option or other equity based compensation plan, as approved by the Board of Directors of the Company;

(iii) the issuance of shares of Common Stock (A) in a bona fide, firmly underwritten public offering under the Securities Act raising aggregate proceeds of at least $30.0 million or (B) upon exercise of warrants or rights granted to underwriters in connection with such public offering;

(iv) the issuance of shares of Common Stock pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof, or issued pursuant to this Agreement;

(v) the issuance of shares of Common Stock in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Board of Directors of the Company;

(vi) the issuance or sale of stock, warrants or other securities or rights to persons or entities with which the Company has a strategic business relationship (as determined by a majority of the independent directors on the Board), provided such issuances are for other than primarily equity financing purposes; or

(vii) the issuance of shares of Common Stock as direct payment of any dividend or redemption payment on the Convertible Preferred Stock.

(d) In addition to the foregoing, the right of first offer in this Section 7.3 shall not be applicable with respect to any Purchaser and any subsequent securities issuance:

(i) if at the time of such subsequent securities issuance, the Purchaser is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and such subsequent securities issuance is otherwise being offered only to accredited investors; or

(ii) if after the purchase of the New Securities by the Purchaser pursuant to this Section 7.3, the Purchaser, its subsidiaries and affiliates, will beneficially own, individually or in the aggregate, more than 19.9% of the common stock (or securities convertible into or exchangeable for common stock) or the voting power of the Company.

7.4 Stockholder Approval. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which shall be not later than June 30, 2004, a proxy statement, which has been previously reviewed by each Purchaser and the counsel selected by each Purchaser, soliciting each such stockholder’s affirmative vote at such annual or special stockholder meeting for approval of the Company’s issuance of all of the Conversion Shares as described in this Agreement and as provided by the Certificate of Designation in accordance with applicable law and the rules and regulations of the NNM (such affirmative approval being referred to herein as the “Approval”) and the Company shall use its best efforts to solicit its stockholders’ approval of such issuance of the Conversion Shares and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. Such proxy statement shall not seek approval of any matters other than the approval described in the preceding sentence, the election of directors, the approval of the Company’s existing equity compensation plans and the appointment of the Company’s independent auditors. The Company shall file such proxy statement with the Commission as soon as possible but in no event later than May 1, 2004.

7.5 Filing of Form 8-K. As soon as possible following the Closing, but in no event after 8:30 A.M., New York time, on the first business day following the Closing Date, the Company shall file a Form 8-K with the Commission, in the form required by the Exchange Act, describing (i) the terms of the transactions contemplated hereby and by the Certificate of Designation, and including as exhibits to such Form 8-K this Agreement and the Certificate of Designation, and (ii) the terms of the transaction described in Schedule 4.29, and including any exhibits required to be filed therewith (the “Announcing Form 8-K”). From and after the filing of the Announcing Form 8-K with the Commission, no Purchaser shall be deemed to be in possession of any material nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents that is not disclosed in the Announcing Form 8-K. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the Announcing Form 8-K with the Commission without the express written consent of such Purchaser. No Purchaser shall have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Purchaser; provided, however, that the Company shall issue one or more press releases prior to the 8:30 A.M., New York Time, on the business day following the date hereof with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and (ii) as is required by applicable law and regulations and the rules of the NNM (provided that each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

7.6 Reporting Status. (a) Until the later of (i) the date which is one year after the date as of which the Purchasers may sell all of the Registrable Securities (as defined below) without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) and (ii) the date which is five (5) years from the Closing Date (the “Reporting Period”), the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination. The Company shall use its best efforts to maintain the Common Stock’s designation for quotation on the NNM, the New York Stock Exchange or the American Stock Exchange. If the Company is not able to maintain such listing, then the Company shall use its best efforts to have the Common Stock designated for quotation on the Nasdaq SmallCap Market. Neither the Company nor any of its subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the NNM. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.6.

(b) The Company shall furnish to any holder of Registrable Securities (as defined below), promptly upon request (i) a written statement by the Company as to its compliance with the current public information requirements of Rule 144(c), and (ii) such other information as such holder may reasonably request in order to avail itself of any similar rule or regulation of the SEC that permits the selling of any such securities without registration.

7.7 Irrevocable Transfer Agent Instructions. Promptly following the Closing, the Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Appendix III (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Shares. Promptly following the effectiveness of the Registration Statement, the Company shall cause its transfer agent to receive a completed copy of the letter set forth as Exhibit II to such Appendix III. Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.7. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7.7 and stop transfer instructions to give effect to Section 5.8 will be given by the Company to its transfer agent and that the Shares and the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares or the Conversion Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 7.7 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7.7, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.8 The Company shall use its best efforts to become eligible to register its common stock using Form S-3 promulgated under the Securities Act and once the Company becomes eligible to use Form S-3 it shall use its best efforts to maintain its eligibility to use Form S-3 until the end of the Effectiveness Period (as defined herein). Assuming the Company files its annual report on Form 10-K on or before March 30, 2004, the Company will be eligible to use Form S-3 on March 30, 2004, immediately after filing such Form 10-K. To the best of its knowledge, the Company reasonably expects that it will be able to effect such filing on or prior to such date. The Conversion Shares are included for quotation or listing on the NNM and the Company shall use its best efforts to maintain such designation or listing on the NNM, or if such designation or listing may not be maintained, the Nasdaq SmallCap Market, and if such designation or listing may not be maintained, the New York Stock Exchange or the American Stock Exchange. If none of the foregoing listings or designations may be maintained, then the Company shall use its best efforts to cause the Conversion Shares to be included for quotation on the Over-the-Counter Bulletin Board.

7.9 Form D. The Company shall file a Form D with respect to the Convertible Preferred Stock and the Conversion Shares at the time, and as required under, Regulation D, and shall provide a copy thereof to the Purchaser promptly after filing.

7.10 Cash Dividends; Additional Notifications. The Company shall promptly notify the holders of Shares at any time the Company shall become able or unable, as the case may be, to lawfully pay cash dividends. However, the parties acknowledge that the Company’s ability to pay dividends is restricted as of the date hereof in the manner described in the Disclosure Documents, the exhibits thereto, and as set forth in Schedule 7.10. The Company shall promptly notify the Purchasers in writing of the commencement and termination of any Cash Payment Condition (as defined in the Certificate of Designation). The information to be set forth in any notice required to be delivered pursuant to this Section 7.10 shall be simultaneously disclosed to the public, as contemplated by Regulation FD of the Commission, unless (a) such information has previously been publicly disclosed or (b) the Company’s Chief Financial Officer or General Counsel concludes prior to the issuance of such notice, in a writing to be maintained by the Company and provided to any Purchaser upon written request, that such information is not material.

SECTION 8. Conditions to the Company’s Obligation to Sell.

The obligation of the Company to issue and sell the Shares to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

(a) Each of the Purchasers shall have executed this Agreement and completed the questionnaire attached hereto as Appendix II and delivered the same to the Company.

(b) Each of the Purchasers shall have delivered to the Company the purchase price for the Shares being purchased by such Purchaser at the Closing by wire transfer of immediately available funds pursuant to the written wire instructions provided by the Company.

(c) The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required hereby to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

SECTION 9. Conditions to Each Purchaser’s Obligation to Purchase.

9.1 Closing Date. The obligation of each Purchaser hereunder to purchase the Shares from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

9.2 The Company shall have executed this Agreement and delivered the same to such Purchaser.

9.3 The Certificate of Designation, shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State, or other evidence satisfactory to such Purchaser, shall have been delivered to such Purchaser.

9.4 The Common Stock (x) shall be included for quotation or listing on the NNM and (y) shall not have been suspended by the Commission or the NNM from trading on the NNM nor shall suspension of trading by the Commission or the NNM have been threatened either (A) in writing by the Commission or the NNM or (B) by falling below the minimum listing maintenance requirements of the NNM.

9.5 The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required hereby to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

9.6 Such Purchaser shall have received the opinions of Paul, Hastings, Janofsky & Walker LLP and Wragge & Co. dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Purchaser and in substantially the forms of Exhibits B-1 and B-2 respectively, attached hereto.

9.7 The Company shall have executed and delivered to such Purchaser the stock certificates evidencing the Shares (in such denominations as such Purchaser shall request) for the Shares being purchased by such Purchaser at the Closing, and all of the Shares set forth on Appendix I shall be duly purchased by one or more of the Purchasers named therein.

9.8 The Board of Directors of the Company shall have adopted resolutions consistent with Sections 4.2 and 4.3 above and in a form reasonably acceptable to such Purchaser (the “Resolutions”).

9.9 As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion or redemption of the Shares, at least 150% of the shares of Common Stock that are issuable upon conversion or redemption of the Shares on the Closing Date.

9.10 The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent and the Company shall deliver a copy thereof to such Purchaser.

9.11 The Company shall have delivered to such Purchaser a certificate evidencing the incorporation and good standing of the Company and each subsidiary of the Company listed on Exhibit C in such entity’s jurisdiction of incorporation or organization issued by the Secretary of State (or similar official) of such jurisdiction of incorporation or organization as of a date within ten (10) days of the Closing Date.

9.12 The Company shall have delivered to such Purchaser a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten (10) days of the Closing Date.

9.13 The Company shall have delivered to such Purchaser a secretary’s certificate, dated as the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Company’s Bylaws, each as in effect at the Closing.

9.14 The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws.

9.15 The Company shall have delivered to such Purchaser such other documents relating to the transactions contemplated by this Agreement as such Purchaser or its counsel may reasonably request.

9.16 The Company shall have delivered to such Purchaser a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

SECTION 10. Registration of the Shares.

10.1 Registration Procedures and Expenses. The Company shall:

(a) as soon as reasonably practicable, but in no event later than 30 days following the Closing Date, prepare and file with the Commission the Registration Statement on Form S-3, or if such form is not available, another appropriate available form, relating to the sale by the Purchasers from time to time of 150% of the shares of Common Stock issuable as a payment of dividends on the Shares (assuming all dividends are paid in shares of Common Stock for five years at 90% of the initial Series B Conversion Price) or issuable upon redemption or conversion of the Shares and issuable as a result of an anti-dilution adjustment to the Conversion Price under the Certificate of Designations (collectively, for purposes of this Section 10, the “Registrable Securities”); in the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of a majority of the Registrable Securities and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission;

(b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective within the earlier of (i) the fifth business day following the date on which the Company is so notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comment and (ii) 90 days after the Closing Date;

(c) keep the Registration Statement effective pursuant to Rule 415 under the Securities Act at all times during the Reporting Period, and the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(d) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement, which prospectus is to be filed pursuant to Rule 424 under the Securities Act, as may be necessary to keep the Registration Statement effective at all times during the Reporting Period, and during the Reporting Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement;

(e) notify each Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Purchaser (or such other number of copies as such Purchaser may reasonable request); and the Company shall also promptly notify each Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Purchaser by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

(f) amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 100% of the number of such Registrable Securities as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises, in the event the number of shares available under a Registration Statement filed pursuant to Section 10(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement; and the Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof;

(g) furnish to each Purchaser with respect to the Registrable Securities registered under the Registration Statement (and to each underwriter, if any, of such securities) such number of copies of prospectuses and such other documents as such Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Purchaser;

(h) file documents required of the Company for normal Blue Sky clearance in states specified in writing by each Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(i) bear all expenses in connection with the procedures in paragraphs (a) through (n) of this Section 10.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any;

(j) permit each Purchaser and their counsel to review and comment upon the Registration Statement and all amendments and supplements thereto at least three (3) business days prior to its filing with the Commission and not file any document in a form to which such Purchasers and their respective counsel reasonably object. The Company and the Purchasers hereby approve the form of the “Plan of Distribution” section, in substantially the form attached hereto as Schedule 10.1(h), for filing with the Registration Statement. The Company shall not submit any amendment or supplement thereto without the prior approval or each Purchaser or their counsel, which consent shall not be unreasonably withheld or delayed. The Company shall furnish to each Purchaser’s counsel, without charge, (i) any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to the Registration Statement, (ii) promptly after the same is prepared and filed with the Commission, one copy of the Registration Statement and any amendment(s) thereto, including financial statements and schedules, and all exhibits and (iii) upon effectiveness of the Registration Statement, ten copies of the prospectus included in the Registration Statement and all amendments and supplements thereto.

(k) use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(l) within two (2) Business Days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the Commission, deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit II to Appendix III;

(m) facilitate the timely preparation and delivery of certificates (not bearing a restrictive legend) representing the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as Purchasers may reasonably request and registered in such names as the Purchasers may request; and

(n) make available, while the Registration Statement is effective and available for resale, its Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer for questions regarding information which each Purchaser may reasonably request in order to fulfill any due diligence obligation on its part.

The Company and each Purchaser each acknowledge that an indeterminate number of the shares of Common Stock that may be issued to the Purchasers as a dividend on the Shares or upon redemption or conversion of the Shares shall be registered pursuant to Rule 416 under the Securities Act so as to include in such Registration Statement any and all such shares of Common Stock which may become issuable pursuant to the anti-dilution adjustments contained in the Certificate of Designation (collectively, the “Rule 416 Securities”). In this regard, the Company agrees to use all reasonable efforts to ensure that the maximum number of the shares of Common Stock that may be issued to the Purchasers as a dividend on the Shares on redemption or conversion of the Shares which may be registered pursuant to Rule 416 under the Securities Act are covered by the Registration Statement and, absent guidance from the Commission or other definitive authority to the contrary, the Company shall use all reasonable efforts to affirmatively support and not to take any position adverse to the position that the Registration Statement filed hereunder covers all of the Rule 416 Securities.

For purposes of this Agreement, the term “Registrable Securities” shall include any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable to the Purchasers with respect to, in exchange for, or in substitution of, the securities referenced in Section 10.1(a) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities for so long as (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) such securities may be sold by the holder thereof pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act, as opined to by counsel to the Company for the benefit of the Purchasers, which opinion is reasonably acceptable to each Purchaser, (D) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and in the reasonable judgment of the Company subsequent public distribution of them shall not require registration under the Securities Act, or (E) such securities shall have ceased to be outstanding.

10.2 Transfer of Shares After Registration. Each Purchaser agrees that it will not effect any disposition of the shares of Common Stock or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 10.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or its plan of distribution

10.3 Termination of Conditions and Obligations. The restrictions imposed by Section 5.3 or this Section 10 upon the transferability of the Conversion Shares shall cease and terminate as to any of the Conversion Shares upon the passage of two years from the Closing Date or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

10.4 Information Available. So long as the Registration Statement is effective covering the resale of the Conversion Shares owned by the Purchaser, the Company will furnish to the Purchaser:

(a) as soon as practicable after available (but in the case of the Annual Report to the Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders delivered under Section 14 of the Exchange Act (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of Purchaser, its Annual Report on Form 10-K, (iii) upon request of Purchaser, its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Conversion Shares at the Company’s option or issuable upon conversion of the Shares (the foregoing, in each case, excluding exhibits);

(b) upon the reasonable request of the Purchaser, a reasonable number of copies of any prospectuses included in the Registration Statement with respect to the Registrable Securities, and any supplements thereto, to supply to any other party requiring such prospectuses; and the Company, upon the reasonable request of any Purchaser and with prior notice, will be available to such Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Conversion Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters, subject to appropriate confidentiality limitations.

10.5 Delay in Effectiveness of Registration Statement; Suspension. If the Registration Statement filed hereunder is not declared effective by the Commission within 90 days of the Closing Date (the “Required Effective Date”), for each month (or any prorated portion thereof for partial months) the shares remain unregistered following the Required Effective Date, the Company shall pay to each Purchaser an amount equal to 1% of the aggregate purchase price paid by such Purchaser for its Shares pursuant to Section 2 above. If the Purchaser shall be prohibited from selling Registrable Securities under the Registration Statement (a “Suspension”) as a result of (i) more than two (2) Suspensions in any consecutive 12-month period, (ii) any single Suspension of more than 30 days, or (iii) any Suspensions of more than forty-five (45) days in the aggregate (including periods covered by (i) and (ii)) in any consecutive 12-month period (the “Allowable Suspensions”), then for each month (or any prorated portion thereof for partial months) in which a Suspension is in effect that exceeds the number of suspensions or period restrictions that would be an Allowable Suspension, the Company shall pay to each Purchaser an amount equal to 1% of the aggregate purchase price paid by such Purchaser for its Shares pursuant to Section 2 above. Such payments shall be made monthly, in cash until the Suspension is no longer in effect, and thereafter, with regard to any unpaid amounts, on the second business day following the date the Suspension is no longer in effect.

SECTION 11. Indemnification.

11.1 For the purpose of this Section 11.1:

(a) the term “Purchaser/Affiliate” shall mean any affiliate of such Purchaser, including a transferee who is an affiliate of the Purchaser, any person who controls such Purchaser or any affiliate of such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls the Purchaser or any of its affiliates; and

(b) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 10.1.

11.2 The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the rules and regulations promulgated under the Securities Act, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements in any such document, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy or breach in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations or covenants under this Agreement or under law, and will promptly reimburse each such Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, or (ii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser at least three (3) days prior to the pertinent sale or sales by the Purchaser.

11.3 Each Purchaser will severally (and not jointly) indemnify and hold harmless the Company, each of its directors, each of its executive officers, including such officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In no event will the indemnification obligation of any Purchaser under this Section 11.3 exceed the net proceeds from the sale of the Registrable Securities received by such Purchaser.

11.4 Promptly after receipt by an indemnified party under this Section 11 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 11 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of, or compromise or consent to the entry of a judgment with respect to, any pending or threatened claim, action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding.

11.5 If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs 11.2, 11.3 and 11.4 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of the Shares hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company, on the one hand, and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 11.4, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 11.4 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 11.5; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 11.4 for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 11, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 11.5 are several and not joint.

SECTION 12. Broker’s Fee. Each Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchasers. Each Purchaser and the Company hereby agree that such Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

SECTION 13. Expenses. Irrespective of whether any Closing is effected, the Company will pay all reasonable expenses of each Purchaser with respect to its due diligence and legal review and with respect to the negotiation, execution, delivery and performance of this Agreement, upon receipt of an invoice therefore; provided however, the aggregate amount per Purchaser paid by the Company pursuant to this Section 13 shall not exceed $30,000.

SECTION 14. Independent Nature of Purchasers. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Purchaser to purchase the Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or the Certificate of Designation, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 15. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days’ advance written notice to the other party:

(a) if to the Company, to:

DDi Corp.

1220 Simon Circle

Anaheim, California 92806

Attn: Timothy J. Donnelly, Esq.

Facsimile: (714) 688-7619

(b) if to a Purchaser, at such Purchaser’s address as set forth on the Schedule of Purchasers.

SECTION 16. Changes. This Agreement may not be modified or amended, or supplemented, and no benefit shall be conferred by the Company to any Purchaser not explicitly contemplated by this Agreement or the Certificate of Designation, except pursuant to an instrument in writing signed by the Company and each of the Purchasers. No provision hereunder may be waived other than in a written instrument executed by the waiving party, with a copy of such waiver furnished to the other parties.

SECTION 17. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 18. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 19. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

SECTION 21. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 22. Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to which such Purchaser assigns any Shares or Conversion Shares, provided such transferee delivers a statement to the Company in which it agrees in writing to be bound, with respect to the transferred Shares or Conversion Shares, by the provisions hereof that apply to “Purchasers.”

SECTION 23. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 24. Remedies, Breaches and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Purchaser’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Purchaser shall be entitled in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DDI CORP.

By:	/S/ TIMOTHY DONNELLY
Name:	Timothy Donnelly
Title:	Vice President

DEUTSCHE BANK AG, LONDON BRANCH

By:	/S/ KEVIN MCGOEY
Name:	Kevin McGoey
Title:	Authorized Signatory

PORTSIDE GROWTH AND OPPORTUNITY FUND

By:	/S/ JEFF SOLOMON
Name:	Jeff Solomon
Title:	Managing Member

RCG LATITUDE MASTER FUND, LTD.

By:	/S/ JEFF SOLOMON
Name:	Jeff Solomon
Title:	Managing Member

MANCHESTER SECURITIES CORPORATION

By:	/S/ MARTIN KOBINGER
Name:	Martin Kobinger
Title:	Investment Manager

CAPITAL VENTURES INTERNATIONAL

By:	/S/ JEREMY GARBER
Name:	Elliot Greenberg
Title:	Vice President

TOPAZ PARTNERS

By:	/S/ JEREMY GARBER
Name:	Jeremy Garber
Title:	Chief Operating Officer

GABRIEL CAPITAL, L.P.

By:
Name:
Title:

COHANZICK HIGH YIELD PARTNERS, L.P.

By:	/S/ DAVID K. SHERMAN
Name:	David K. Sherman
Title:	Authorized Agent

COHANZICK CREDIT OPPORTUNITIES FUND, LTD.

By:	/S/ DAVID K. SHERMAN
Name:	David K. Sherman
Title:	Authorized Agent

COHANZICK ABSOLUTE RETURN MASTER FUND, LTD.

By:	/S/ DAVID K. SHERMAN
Name:	David K. Sherman
Title:	Authorized Agent

ISOTYPE LIMITED

By:	/S/ NICHOLAS M. MAOUIS
Name:	Nicholas M. Maouis
Title:	Authorized Signatory

Appendix I

Schedule of Purchasers

Name and Address of Purchaser	Series of Shares to be Purchased	Number of Shares to Be Purchased	Price Per Share In Dollars	Aggregate Price
Deutsche Bank AG, London Branch	B-2	421,940	$47.40	$19,999,956.00
Portside Growth and Opportunity Fund	B-2	210,970	$47.40	$9,999,978.00
RCG Latitude Master Fund, Ltd.	B-2	105,485	$47.40	$4,999,989.00
Manchester Securities Corporation	B-2	210,970	$47.40	$9,999,978.00
Capital Ventures International	B-2	63,291	$47.40	$2,999,993.00
Topaz Partners	B-2	63,291	$47.40	$2,999,993.00
Gabriel Capital, L.P.	B-2	21,100	$47.40	$1,000,140.00
Cohanzick High Yield Partners, L.P.	B-2	15,150	$47.40	$718,110.00
Cohanzick Credit Opportunities Fund, Ltd.	B-2	22,750	$47.40	$1,078,350.00
Cohanzick Absolute Return Master Fund, Ltd.	B-2	4,291	$47.40	$203,393.40
Isotype Limited	B-1	147,679	$47.40	$6,999,984.00

SUMMARY INSTRUCTION SHEET FOR PURCHASERS

(to be read in conjunction with the entire

Purchase Agreement which this follows)

A. Complete the following items on BOTH Purchase Agreements (Please sign two originals):

1.	Page 35 - Signature:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

2.	Appendix II - Stock Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire and the Registration Statement Questionnaire.

3.	Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix II to (initially by facsimile with hand copy by overnight delivery):

Houlihan Lokey Howard & Zukin

685 Third Avenue, 15th Floor

New York, NY 10017

Attention: Thomas Reilly

Facsimile: (212) 661-6305

B. Instructions regarding the transfer of funds for the purchase of Shares is below:

Wiring Instructions to Anaheim Master Concentration (Union)

Dynamic Details, Inc.

Union Bank of California

Account No.: 0700498492

Bank Routing NO: 122000496

Swift Code: BOFCUS33MPK

Appendix II

(Page 1 of 3)

DDi Corp.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix II

(Page 2 of 3)

DDi Corp.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

SECTION 2. Please provide the number of shares of common stock that you or your organization will own immediately after Closing, including those shares of Common Stock issuable upon conversion of the Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐    Yes  ☐    No

If yes, please indicate the nature of any such relationships below:

SECTION 4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

Answer:  ☐    Yes  ☐    No If “yes,” please describe below

Appendix II

(Page 3 of 3)

NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

Appendix III

DDI CORP.

[DATE]

VIA FACSIMILE

Mellon Investor Services

ATTENTION:

Dear                     :

Reference is made to that certain Purchase Agreement to be entered into by and among DDi Corp., a Delaware corporation (the “Company”), and the buyers named therein (collectively, the “Holders”) pursuant to which the Company is issuing to the holders shares of its Series B Preferred Stock, par value $0.001 per share (the “Preferred Shares”), which shall be convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion or redemption of the Preferred Shares or as payment of a dividend on the Preferred Stock (the “Conversion Shares”) to or upon the order of a Holder from time to time upon surrender to you of a properly completed and duly executed Conversion Notice in the form attached hereto as Exhibit I which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and (y) a copy of such registration statement, then the certificates representing the Conversion Shares shall not bear any legend restricting transfer of the Conversion Shares and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the Commission under the Securities Act, and (ii) a copy of such registration statement, then the certificates for the Conversion Shares shall bear the following legend:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE

SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.”

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares in the event a registration statement covering the Conversion Shares is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the Commission under the Securities Act is attached hereto as Exhibit II.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at                     .

Very truly yours,

DDI CORP.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

MELLON INVESTOR SERVICES

By:
Name:
Title:

2

EXHIBIT I

DDI CORP.

CONVERSION NOTICE

Reference is made to the Certificate of Designation of DDi Corp. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock (the “Preferred Shares”) of DDi Corp, a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:_____________________________________________________________________________

[Number of Preferred Shares] to be converted:

[Stock certificate no(s). of Preferred Shares to be converted:                         ]

Please confirm the following information:

Conversion Price:_______________________________________________________________________________

Number of shares of Common Stock to be issued:_____________________________________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:______________________________________________________________________________________

Address:_____________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

Facsimile Number:_____________________________________________________________________________

Authorization:_____________________________________

By:
Title:

Dated:__________________________________________

Account Number (if electronic book entry transfer):__________________________________________________

Transaction Code Number (if electronic book entry transfer):___________________________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Mellon Investor Services to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                          ,              from the Company and acknowledged and agreed to by Mellon Investor Services.

DDI CORP.

By:
Name:
Title:

EXHIBIT II

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

Mellon Investor Services

Attn:

Re:         DDi Corp.

Ladies and Gentlemen:

We are counsel to DDi Corp., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders shares of its Series B Preferred Stock, par value $0.001 per share, (the “Preferred Shares”) convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Company agreed, among other things, to register the Registrable Securities (as defined in the Purchase Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares, under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Purchase Agreement, on                              , 200    , the Company filed a Registration Statement on Form S-3 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the Commission’s staff has advised us by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the Commission’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:

cc: [LIST HOLDERS]